Exhibit 10.1

SUMMARY PLAN
DESCRIPTION

for the

Separation Benefits Program*

for

Section 16 Officers

Effective as of September 22, 2021

* This program is a part of the Tivity Health, Inc. Health and Welfare Benefit Plan.

Exhibit 10.1

Table of Contents

i

Introduction

Tivity Health, Inc. (the “Company”) maintains the Separation Benefits Program for Section 16 Officers2 (“Separation Benefits Program”), a part of the Tivity Health, Inc. Health and Welfare Benefit Plan (the “Plan”), for the benefit of eligible colleagues of the Company and any other Employer the Company allows to participate in (and that effectively adopts) this Separation Benefits Program and the Plan (each, an “Employer”).

The Plan is an employee welfare benefit plan that provides various welfare benefits, including certain separation (or severance) benefits for eligible colleagues of the Employers who terminate employment under certain circumstances subject to the provisions of the Separation Benefits Program (“participants”), as described in this Summary Plan Description (“SPD”). The Eligibility and Participation in the Plan section below outlines the eligiblity requirements for the benefits described in this SPD.

This SPD serves as the summary plan description for this Separation Benefits Program portion of the Plan, as required by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and summarizes the major features of the Separation Benefits Program available to participants on and after September 22, 2021.

This SPD describes the separation benefits available to Section 16 Officers class of participants (the separation benefits available to other participant classes are described in a separate summary plan description prepared for those participant classes).

Important Information about the Plan

Plan Name

The name of the Plan of which this Separation Benefits Program is a part is the Tivity Health, Inc. Health and Welfare Benefit Plan.

Plan Year

The Plan’s records are kept on a calendar year (January 1 through December 31) basis.

Plan Number

The ERISA plan number assigned by the Company to the Plan is 507.

Plan Sponsor

The name and address of the sponsor of the Plan are:

Tivity Health, Inc.
701 Cool Springs Blvd.
Franklin, TN  37067

[1]	References to Section 16 Officers are employees meeting the definition within the meaning of Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Plan Sponsor’s Employer Identification Number (EIN)

The employer identification number assigned by the Internal Revenue Service to the Plan Sponsor is 62-1117144.

Plan Administrator

The name, business address, and business telephone number of the Plan Administrator are:

Tivity Health, Inc.
701 Cool Springs Blvd.
Franklin, TN  37067

Telephone: 800.869.5311

If you have any questions about this Separation Benefits Program, you may contact the Company at the following:

Tivity Health, Inc.
Attention: Bonnie Schirato
1445 S. Spectrum Blvd, Suite 100

Chandler, AZ  85286

Telephone: On file

Funding Medium and Type of Plan Administration

All benefits and the expenses of administering the Separation Benefits Program are paid for by the Employer out of its general assets. Participants do not contribute to the cost of coverage under the Separation Benefits Program.

The Separation Benefits Program is administered by the Company, as Plan Administrator. Refer to the How the Plan is Administered section below for more information.

Agent for Service of Legal Process

The name and address of the Plan’s agent for service of legal process are:

Tivity Health, Inc.
Attention:  Chief Legal Officer
701 Cool Springs Blvd.
Franklin, TN  37067

Conflicting Provisions

If the terms of this SPD conflict with the terms of the official plan documents of the Plan, the terms of the official plan documents, rather than this SPD, will control.

Except as otherwise specifically provided in the plan documents for the Plan, any statement or representation, whether oral, written, electronic, or otherwise, made by the Plan Administrator, a service provider, or any other individual or entity that alters, modifies, amends, or is inconsistent with the written terms of the official plan documents of the Plan shall be invalid and unenforceable and may not be relied upon by any colleague, participant, beneficiary, service provider, or other individual or entity.

Amendment and Termination

The Plan, including this Separation Benefits Program, may be amended or terminated at any time, in the sole and unlimited discretion of the Company as sponsor of the Plan; provided, however, that with respect to any amendment or termination that materially impacts the benefits and other rights of any participant hereunder, such amendment or termination shall only be made with twelve (12) months of advance written notice to the impacted participant(s). No participant or beneficiary shall have a right to continuing benefits except to the extent required by law.

No Contract of Employment

The Plan, including this Separation Benefits Program, is not intended to be, and may not be construed as constituting, a contract or other arrangement for employment between you and the Employer.

Non-Assignability of Benefits and Other Rights and Obligations

Except as expressly provided in the Plan or in this SPD, the benefits under this Separation Benefits Program:

•	Are not in any way subject to your debts or other obligations;
•	May not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered by you; and
•	Shall not be subject to being taken by your creditors.

Any attempt to cause the benefits under this Plan to be so subjected will not be recognized, except to the extent required by law (e.g., as required by the tax withholding provisions of applicable law).

Similarly, except as expressly provided in the Plan or in this SPD, any other rights and/or obligations under the Plan to or with respect to may not be voluntarily or involuntarily sold, transferred, alienated, assigned, or encumbered, and any attempt to cause such right or obligation to be so subjected will not be recognized except to the extent required by law (e.g., by the designation of any authorized representative pursuant to the Plan’s claims procedures).

Eligibility and Participation in the Separation Benefits Program

Who Is Eligible to Participate

You will automatically become a participant in this Separation Benefits Program if you meet all of the following eligibility requirements of the Plan:

•

You are classified in the Employer’s payroll system as an active colleague in a full-time position (defined as a position that regularly requires the colleague to spend 30 or more hours per week working) and you have been designated by the Company’s Board of Directors as a Section 16 Officer with respect to the Company;

•	Your employment is involuntarily terminated by the Employer for any reason other than “Cause” which is defined as:
-	Your continued failure to substantially perform your duties after written notice and failure to cure within sixty (60) days;
-

Conviction of a felony or engaging in misconduct which is materially injurious to the Employer, monetarily or to its reputation or otherwise, or which would damage your ability to effectively perform his/her duties;

-	Theft or dishonesty;
-	Intoxication while on duty; or
-

Willful violation of Employer policies or procedures after written notice and failure to cure within thirty (30) days; if the violation is incapable of cure, termination may occur immediately upon written notice;

•	You terminate your employment for “Good Reason” which will exist if, without your express written consent, the Company

-   Materially reduces your base salary*; or

-   Requires you to move more than 50 miles from your home address as of the effective date of this Plan

* If all Section 16 officers are required to take a salary reduction that is equal to or less than 25% of their base salary, then you will not have “Good Reason” to terminate your employment and collect severance benefits under this Plan.

You must provide written notice of the event constituting “Good Reason” within 30 days of first learning of the event. The Company will have a 30-day cure period after receiving written notice from you of the “Good Reason” event. If the Company does not cure the event constituting “Good Reason” within the cure period, then you must terminate your employment within 30 days following the expiration of the cure period for it to constitute “Good Reason.”

•	You work through the date designated by the Employer for you to complete any outstanding work and/or transition any remaining duties, if applicable;
•	You are not employed or engaged, directly or indirectly, in any capacity, by the Employer or any of its related companies, or any of its successors; and
•	You timely sign (and do not revoke) the Employer’s separation agreement and general release of liability (“Separation Agreement”).

If you are hired by the Employer or any related or successor employer, in any capacity, while receiving separation benefits, you are not eligible to participate (or to continue participating) in this Separation Benefits Program.

Your valid execution of the Separation Agreement is required for participation in, and access to any benefits provided under, this Separation Benefits Program.

Who Is Not Eligible to Participate

You are not eligible to participate in this Separation Benefits Program if any of the following apply:

•	You do not meet one or more of the eligibility requirements above;
•

You are classified in the records of the Employer as an independent contractor, regardless of whether you’re later determined by the Internal Revenue Service or a federal or state court to be a common law employee;

•

You are entitled to any severance payments or benefits from another Employer-sponsored program or any other program or agreement (for example, an employment agreement or severance agreement) that provides greater severance payments or more favorable terms than those described in this Plan;

•	You do not timely sign, or you revoke, the Separation Agreement;

•	You are employed or engaged, directly or indirectly, in any capacity, by an Employer or any of its related companies, or any of its successors;
•	Your employment is terminated by the Employer for Cause; or
•

You voluntarily resign or otherwise end your employment with the Employer, other than for Good Reason, including if you end employment prior to the date designated by the Employer for you to complete any outstanding work and/or transition any remaining duties, if applicable.

Termination following a Change of Control

In the event of a Change of Control, as defined below, you will be eligible to participate in the Separation Benefits Program and you will be eligible to receive the greater of 26 weeks of severance benefits or the severance benefits described herein based on years of service, provided you meet all of the eligibility requirements described in this SPD, if your employment is involuntarily terminated without Cause or you terminate your employment for Good Reason within twelve (12) months of the Change of Control. A “Change of Control” shall mean any of the following events:

•

Any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

•

As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction.

When Coverage under this Separation Benefits Program Ends

Your coverage under this Separation Benefits Program (and all benefits under this program) will end on the earliest of the following, subject to the terms of the Separation Agreement that you signed:

•

After you become a participant, the date on which you become employed (or reemployed) or engaged, directly or indirectly, in any capacity, during the severance period (described under Separation Benefits under this Program below), by an Employer or any of its related companies, or any of its successors; provided, however, that, in this event, you will receive a minimum of two weeks of the benefits provided for under this program;

•	The date this Separation Benefits Program or the Plan is terminated.
•	The date your coverage is terminated because of your false representation or fraud (described under Termination of Coverage for False Representations or Fraud below).
•

The date as of which all of the Separation Benefits Program benefits (described under Benefits below) have been provided to you; or, for outplacement services, the deadline by which you must receive the Plan’s outplacement services (refer to Outplacement Services below), if earlier.

Separation Benefits under this Program

This section summarizes the benefits available to participants under this Separation Benefits Program. Any benefits payable to a participant under this Separation Benefits Program will not be counted as compensation for purposes of determining benefits under any other benefit plan or policy of the Company, except to the extent expressly provided therein.

Severance Payment—Salary Continuation

As a Separation Benefits Program participant, you are entitled to severance payment(s) in the form of salary continuation paid in accordance with the Employer’s regular payroll procedures for the duration of the applicable severance period. Your severance payment(s) are determined based on your regular base pay, and not including bonuses, commissions, or any other forms of compensation.

The applicable “severance period” is determined in accordance with the following schedule, based on the number of your years of service with the Employer:

Severance Period Schedule:

Years of Service	Severance Period (expressed in weeks)
Under (<) 1	12
1 - < 3	26
3+	52 (maximum)

These severance payments will be subject to withholding as required by the Internal Revenue Code (“Code”) and other applicable law and are subject to any additional terms described in your Separation Agreement.

Timing and Other Limitations on Payment—Section 409A of the Code

The severance benefits provided under this Separation Benefits Program are intended to fall outside the scope of Section 409A of the Code, which governs nonqualified deferred compensation arrangements.  Each payment of severance pay benefits is treated as a separate payment for purposes of Section 409A of the Code and any payments are intended to satisfy, to the greatest extent possible, the exemptions from the application of Section 409A, including those provided under 26 C.F.R. §§ 1.409A-1(b)(4) (regarding short-term deferrals), 1.409A-1(b)(9)(iii) (regarding the two-times, two (2) year exception), and 1.409A-1(b)(9)(v) (regarding reimbursements and other separation pay).

Notwithstanding anything to the contrary herein, if (i) on the date of your “separation from service” (as such term is defined under 26 C.F.R. § 1.409A-1(h)), you are deemed to be a “specified employee” (as such term is defined under 26 C.F.R. § 1.409A-1(i)(1)), as determined in accordance with the Company’s “specified employee” determination procedures, and (ii) any payments to be provided to you pursuant to this Separation Benefits Program which constitute “deferred compensation” for purposes of Section 409A of the Code are or may become subject to the additional tax under Section 409A(a)(1)(B) or any other taxes or penalties imposed under Section 409A if provided at the time otherwise required under this Separation Benefits Program, then such payments shall be delayed until the date that is six (6) months after the date of your “separation from service” (as such term is defined under 26 C.F.R. § 1.409A-1(h)) or, if sooner, the date of your death.  Any payments delayed pursuant to this section shall be made in a lump sum on the first day of the seventh month following your “separation from service” (as such term is defined under 26 C.F.R. § 1.409A-1(h)) or, if sooner, the date of your death.

Outplacement Services

As a Plan participant, you are entitled to a period of at least three (3) months (as described in your Separation Agreement) of outplacement services from the Plan’s designated outplacement services provider. You must activate these outplacement services within sixty (60) calendar days of the effective date of your termination of employment with the Employer.

You will be provided with information about these services and the designated outplacement services provider in your separation packet. A program participant may also request details from the designated outplacement services provider once services become available, as described in the preceding paragraph.

Subsidized Continuation Coverage

If you timely elect COBRA continuation coverage for any of the group health plan (medical, dental, and/or vision) coverages in which you were enrolled on your last day of employment with the Employer, in accordance with the COBRA election notice and form you receive after your termination, the cost of your COBRA continuation coverage will be subsidized such that your portion of the monthly COBRA premium during the severance period will approximate the regular colleague contribution for the coverage(s) you elect. This continuation coverage subsidy will be included in your gross income, if required by applicable law.

The availability of this subsidized coverage is subject to all terms and conditions of the applicable group health plan benefit program(s) under the Plan, including, but not limited to (i) your timely election of COBRA and timely payment of your share of the COBRA premiums during the severance period, and (ii) your continuing eligibility for such continuation coverage for the duration of the severance period (for example, if you first become enrolled in other employer group health plan coverage or Medicare after you elect COBRA under the Plan, your eligibility for COBRA continuation coverage under the Plan will end).

Refer to the separate Summary Plan Description for the Tivity Health, Inc. Health and Welfare Benefit Plan and the COBRA election notice you receive from the COBRA administrator for details about COBRA continuation coverage under the Plan.

Exclusions—What’s Not Covered under the Separation Benefits Program

In addition to all exclusions and limitations described elsewhere in this SPD and in the Plan, the following are not covered under this Plan:

•	No benefits other than those as specifically described above in this Separation Benefits under this Program section are covered under the Separation Benefits Program.
•	Outplacement services received in excess of the maximum benefit or activated after the deadline described under Outplacement Services above are not covered under the Separation Benefits Program.

How the Plan is Administered

The Plan Administrator (named in the Important Information about the Plan section above) is the named fiduciary within the meaning of ERISA and has the sole and unlimited discretionary authority to administer and control the Plan in accordance with its terms, to interpret the Plan, and to determine eligibility for participation and for benefits under the terms of the Plan.

The principal duty of the Plan Administrator is to see that the Plan is carried out in accordance with its terms and for the exclusive benefit of participants and beneficiaries. The administrative duties of the Plan Administrator include, but are not limited to, interpreting the Plan, prescribing applicable procedures, determining eligibility for and the amount of benefits, and authorizing benefit payments and gathering information necessary for administering the Plan. The Plan Administrator may delegate any of these administrative duties among one or more persons or entities (any reference in this SPD to the “Plan Administrator” therefore shall mean the Plan Administrator or its delegate).

The Plan Administrator reviews claims and appeals under the Separation Benefits Program (described in the Benefit Claim Determinations and Review Procedures under the Separation Benefits Program section below). As such, the Plan Administrator is the named fiduciary responsible for serving as the final review committee and, in its sole discretion, has the authority to interpret Plan provisions as well as facts and other information related to claims and appeals.

Any determination by the Plan Administrator is final and conclusive, unless arbitrary or capricious. As a condition of coverage under the Plan, you agree that whenever the Plan Administrator makes a reasonable determination in the administration of the Plan, such determination shall be final and conclusive.

Circumstances That May Affect Benefits

Plan Participation and Benefits Subject to Terms of Separation Agreement

Your participation in, and the availability of benefits under, this Separation Benefits Program are subject to the terms of the Separation Agreement you signed.

Termination of Coverage for False Representations or Fraud

If you make a false representation to, or commit any fraud under or with respect to, the Plan (including this Separation Benefits Program), the Plan Administrator has the right to permanently terminate your coverage. The Plan Administrator may also seek reimbursement for all benefits or expenses paid by the Plan as a result of the false representations or fraud, and may pursue legal action against you.

Right of Recovery

If it is determined that benefits paid under the Plan are in excess of benefits that should have been paid, or if the Plan makes any payments in error, the Plan Administrator has the full right to recover those payments from the person to whom the benefits were paid.

No Guarantee of Tax Consequences

The Employer makes no commitment or guarantee that any amounts paid to you or for your benefit under the Plan (including this Separation Benefits Program) will be excludable from your gross income for federal, state, and/or local income tax purposes, or that any other tax treatment will apply or be available to you.

You are responsible for determining whether each payment or benefit under the Plan is excludable from your gross income for federal, state, and/or local income tax purposes, and to notify the Plan Administrator if you have any reason to believe that such payment is not so excludable.

Statement of ERISA Rights

This Statement of ERISA rights is required by federal law and regulation.

As a participant in the Plan (including this Separation Benefits Program), you are entitled to certain rights and protections under ERISA. ERISA provides that all Plan participants shall be entitled to:

Receive Information about Your Plan and Benefits

Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan including, insurance contracts and, if applicable, a copy of the latest annual report (Form 5500 Series) filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan, including insurance contracts and copies of the latest annual report (Form 5500 Series), if applicable, and updated SPD. The Plan Administrator may make a reasonable charge for the copies.

Receive a summary of the Plan’s annual financial report, if applicable. If applicable, the Plan Administrator is required by law to furnish each person under the Plan with a copy of this summary financial report.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the operation of the Plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including the Employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of plan documents or the latest annual report from the Plan (if applicable) and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you’re discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you’re successful the court may order the person you’ve sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds that your claim is frivolous.

Assistance with Your Questions

If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the

Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Benefit Claim Determinations and Review Procedures
under the Separation Benefits Program

If you believe you are entitled to benefits under the Separation Benefits Program and such benefits have not been offered to you, or you received lesser or different benefits than those to which you believe you are entitled under the Separation Benefits Program, you may file a claim for Separation Benefits Program benefits.

This section describes how to file a claim for Separation Benefits Program benefits and how claim and review (appeal) determinations are processed under the Separation Benefits Program, as required by ERISA.

You must timely follow and exhaust the Plan’s reasonable claims procedures (described in this section) before you can file a lawsuit in state or federal court to obtain Separation Benefits Program benefits. Any such action must be brought, if at all, within 12 months following exhaustion of these claims procedures.

If you fail to timely follow the Separation Benefits Program’s claims procedures, you forfeit your right to review of your claim under these procedures or in a court of law.

How to File a Claim for Benefits

You (or your authorized representative) must file a claim for benefits within 90 days of the earlier of (i) the effective date of your termination of employment with the Employer or (ii) the date as of which you are claiming entitlement to benefits under the Separation Benefits Program. Claims submitted after this deadline will not be considered under the Separation Benefits Program (unless the claimant is unable to meet this deadline for reasons beyond the claimant’s control, in which case the claim must be submitted within 90 days of the date the circumstances causing the delay of the claim are removed, but in no event later than one year from the earlier of (i) or (ii) above).

Your claim must be in writing and should include at least the following:

•	Your name and contact information;
•	Reference to the “Separation Benefits Program”; and
•	Descriptions of the benefit(s) you seek under the Separation Benefits Program and why you believe you are entitled to such benefits.

Your claim must be submitted to the Plan Administrator at the following:

Tivity Health, Inc.
Attention:  Chief People and Culture Officer
1445 S. Spectrum Blvd, Suite 100

Chandler, AZ  85286

Claim Review Process

When you timely file a claim for benefits, the Plan Administrator reviews your claim and makes a decision either to approve or deny the claim, in whole or in part. If your claim is approved, benefits will be paid (or provided) to you (or on your behalf). If your claim is denied, you will be notified in writing within a reasonable period of time, but not later than 90 days after receipt of your claim. If special circumstances require an extension of time for processing your claim, you will receive a written notice before the end of the initial 90-day period, and this extension will not exceed an additional 90 days. The notice will explain why an extension of time is necessary and when the Plan Administrator expects to render a decision.

If Your Claim for Benefits Is Denied

If your claim is denied, in whole or in part, you will receive a written notice of the adverse benefit determination from the Plan Administrator. This denial notice will include:

•	The specific reason(s) for the adverse determination;
•	References to specific Separation Benefits Program and/or other Plan provisions on which the determination is based;
•	A description of any additional material or information necessary for you to perfect your claim and an explanation of why the material or information is necessary; and
•

An explanation of the steps you must take if you disagree with the determination and wish to have the determination reviewed, and a statement of your right to bring suit under Section 502(a) of ERISA following an adverse determination after you have exhausted all levels of appeal required by the Separation Benefits Program.

How to Request Review of an Adverse Benefit Determination

If you do not agree with the adverse determination, you (or your authorized representative) may request that the determination be reviewed in accordance with the procedures described here, as required by ERISA.

You must file your written request for review of any claim for benefits with the Plan Administrator at:

Tivity Health, Inc.
Attention:  Chief People and Culture Officer
1445 S. Spectrum Blvd, Suite 100

Chandler, AZ  85286

within 60 days after you receive the written notification of the Plan Administrator’s adverse benefit determination. Your request for review must be in writing and must include the following:

•	A description of your claim sufficient to identify the claim;
•	A summary of all the reasons why you believe the benefits should be paid, including any documents, records or other information relating to or that support your claim; and
•	Any issues or comments that you think are pertinent to your claim.

During the time limit for requesting an appeal, upon request and free of charge, you will be given reasonable access to, and copies of, documents, records and other information (other than legally privileged documents) the Plan Administrator determines are relevant to your claim for benefits.

Your claim for benefits will be reviewed fairly and fully, and a decision will be made on your claim within a reasonable period of time but not later than 60 days after the Plan Administrator receives your review request. If necessary, this period may be extended for an additional 60 days. In this case, you will be notified in writing prior to the extension of the reasons why the extension is needed and the date by which you may expect a decision, and a decision shall be made as soon as possible, but no later than 120 days after receipt of the request for review.

Notice of Decision on Appeal

If the Plan Administrator determines that your explanation and additional information support your claim, the Plan Administrator will process your claim.

If the original adverse benefit determination is upheld in whole or in part, you will receive a written notice stating:

•	The specific reason(s) for the adverse determination;
•	References to specific Separation Benefits Program and/or other Plan provisions on which the benefit determination is based;
•

A statement that you will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information (other than legally privileged documents) relevant to your claim for benefits; and

•	A statement describing your right to bring an action under Section 502(a) of ERISA following this final adverse benefit determination.

Any determination by the Plan Administrator in connection with the Plan is final and conclusive and binding on all persons, and shall be given deference in the event the determination is subject to judicial review and shall be overturned by a court of law only if it is arbitrary and capricious.